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                                                                     Exhibit 4.4

                              CUSTODIAL AGREEMENT

     CUSTODIAL AGREEMENT, dated as of June 1, 2000 (as amended or otherwise modified from time to time, this "Agreement"), among PF FUNDING II, LLC, as Transferor, PEOPLEFIRST FINANCE, LLC, as Seller and Servicer, PEOPLEFIRST.COM VEHICLE RECEIVABLES OWNER TRUST 2000-1, as Issuer and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee (the "Indenture Trustee") and THE BANK OF NEW YORK, as Custodian (the "Custodian").

     A. Pursuant to the terms of the Sale and Servicing Agreement dated as of June 1, 2000 among PeopleFirst.com Vehicle Receivables Owner Trust 2000-1, as Issuer (the "Issuer"), PF Funding II, LLC, as Transferor, PeopleFirst Finance, LLC, as Seller and Servicer, Prudential Securities Secured Financing Corporation, as Depositor and Norwest Bank Minnesota, National Association, as Indenture Trustee and Backup Servicer (the "Sale and Servicing Agreement"), the Seller will assign to the Transferor all of its right, title and interest in the Receivables.

     B. Pursuant to the terms of the Sale and Servicing Agreement (i) the Transferor will assign all of its right, title and interest in the Receivables to the Depositor and (ii) the Depositor will assign all of its right, title and interest in the Receivables to the Issuer.

     C. Pursuant to the Indenture dated as of June 1, 2000 between the Issuer and the Indenture Trustee (the "Indenture"), the Issuer will pledge to the Indenture Trustee all of its right, title and interest in the Receivables.

     D.  The Custodian is a New York banking corporation; and

     E. Pursuant to terms of the Sale and Servicing Agreement, the Servicer intends to deliver to the Custodian certain documents specified in this Agreement (collectively, the "Collateral"), and the Servicer desires the Custodian take possession of the Collateral as the custodian for, and bailee of,
(i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full, the Owner Trustee for the benefit of the Certificateholders, in accordance with the terms and conditions of this Agreement in order to perfect the security interest of Indenture Trustee or the Owner Trustee, as applicable; and

     The parties, intending to be legally bound, hereby agree as follows:

     1.   Definitions. Terms not defined in this Agreement shall have the
          -----------
respective meanings assigned to them in the Sale and Servicing Agreement or the Indenture. The following terms shall have the following meanings when used in this Agreement:

     "Authorized Representatives" shall have the meaning set forth in Section
      --------------------------
19.

     "Certification" has the meaning set forth in Section 4.
      -------------

     "Collateral" has the meaning set forth in the Recitals hereto.
      ----------

     "Contract" means a motor vehicle loan evidenced by a note and security
      --------
agreement.
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     "Custodian's Receivable Files" means, with respect to a Financed Vehicle,
      ----------------------------
those documents listed in Section 2 of this Agreement that are delivered to the Custodian and all documents subsequently delivered to the Custodian pursuant to the last sentence of Section 2.

     "Cut-Off Date" means the Cutoff Date.
      ------------

     "Deficiency" means a failure of a document to correspond to the information
      ----------
on the Schedule of Receivables or the absence of a required document from a Custodian's Receivable File pursuant to Section 2.

     "Indenture" has the meaning assigned to such term in the Recitals hereto.
      ---------

     "Insurance Policy" means with respect to a Contract and Financed Vehicle,
      ----------------
any insurance policy required to be maintained by the Obligor that covers physical damage to and theft of the Financed Vehicle or any liability arising out of the use of such Financed Vehicle.

     "PeopleFirst" means PeopleFirst, LLC.
      -----------

     "Sale and Servicing Agreement" has the meaning assigned to such term in the
      ----------------------------
Recitals hereto.

     "Schedule of Receivables" means the schedule of Receivables to be delivered
      -----------------------
to the Custodian on the date of delivery to the Custodian of the Custodian's Receivable Files, in both hard copy and floppy disk, to be annexed hereto as
Exhibit 5 such schedule setting forth the following information with respect to each Receivable:

     (i)    the loan number and name of the related Obligor;

     (ii)   the original principal amount;

     (iii)  the Cutoff Date;

     (iv)   the principal amount outstanding as of the Cutoff Date;

     (v)    the interest rate (APR);

     (vi)   the original term to maturity;

     (vii)  the remaining term to maturity as of the Cutoff Date; and

     (viii) the day of the month on which the scheduled monthly payment of principal and interest are required to be made.

     2.   Appointment of Custodian.  The Transferor, Indenture Trustee and the
          ------------------------
Issuer hereby appoint the Custodian, and the Custodian hereby accepts such appointment, to act exclusively as the agent for the Indenture Trustee, on behalf of the Noteholders, and the Insurer until the Notes are paid in full and thereafter, on behalf of the Issuer as custodian of the documents and instruments listed in Section 3 hereof.

     3.   Delivery of Custodian's Receivable Files. The Servicer hereby
          ----------------------------------------
certifies that it shall deliver and release to the Custodian as custodian for, and bailee of (i) the Indenture Trustee for the benefit of the Noteholders and the Insurer, or, (ii) after all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full, the Issuer, the following documents pertaining to

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each of the Receivables identified in a Schedule of Receivables, a copy of which
Schedule of Receivables shall be provided to the Custodian, in a form acceptable to the Custodian, on computer readable disk or via electronic transfer by the
Servicer:

          (a)  the executed cancelled check for the related Contract;

          (b)  a copy of the Note and Security Agreement for such Contract;

          (c) the original certificate of title or, if not yet received, evidence that an application therefor has been submitted with the appropriate authority, a guaranty of title from a dealer or such other document (as used in the applicable jurisdiction) that the Servicer shall have on file in accordance with the Servicer's customary procedures, evidencing the security interest of the originator;

          (d) the originals of all assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable; and

          (e) [any] other documents that the Servicer shall keep on file, in accordance with its customary procedures, or reasonably required by the Issuer, from time to time to be kept on file, relating to a Receivable, the related Obligor or the related Financed Vehicle.

     The Servicer hereby certifies that it shall deliver to the Custodian an electronic copy of the credit application by the related obligor via electronic transfer.

     The Custodian shall be entitled to rely upon each Schedule of Receivables provided by the Servicer as the conclusive schedule in its review, pursuant to Sections 4 and 17(b) hereof, of the Receivable Files delivered to it by the Servicer. From time to time, the Servicer shall forward to the Custodian for inclusion in the appropriate Custodian's Receivable File any additional original loan documents evidencing any assumption, consolidation, extension, modification or waiver of a Receivable approved by the Servicer.

     4.   Certification.  Within two (2) Business Days after the delivery to the
          -------------
Custodian of the Custodian's Receivable Files (or within such shorter period of time as the Custodian shall agree), the Custodian shall deliver to the Indenture Trustee, a certification (the "Certification"), in substantially the form
                               -------------
annexed as Exhibit 1, to the effect that (except as described on the attached exception report) the Custodian has received a Custodian's Receivable File for each Receivable listed on the related Schedule of Receivables and it has received (i) all documents required to be delivered to it pursuant to Section 3 of this Agreement in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Receivable identified on the Schedule of Receivables, (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii), (v) and (vi) of the definition of Schedule of Receivables respecting such Receivable accurately reflects the information on the Schedule of Receivables and (iv) based on its examination, the Contract is an executed original counterpart. The Custodian shall include in the Certification any Deficiencies revealed in such review attached as an exception report to the Certification. The Custodian shall not be required to review the content (except to the extent necessary to certify to its presence or absence) of any such document in order to deliver the Certification. The Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

     5.   Deficiencies in Custodian's Receivable Files. (a)  If the
          --------------------------------------------
Certification discloses that any of the documents enumerated in Section 3 are missing or discloses any Deficiencies in the documents

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included in any Custodian's Receivable Files delivered to the Custodian, then the Indenture Trustee shall promptly notify the Custodian, with a copy to the Servicer, in the form of Exhibit 4, that (1) the Servicer shall deliver the missing documents noted in the Certification to the Custodian within ten (10) calendar days of the date of such notice, (2) the Indenture Trustee has waived the Deficiencies noted in the Certification, (3) the Servicer shall cure the Deficiencies within ten (10) calendar days of the date of such notice, or (4) the Servicer shall repurchase such Receivable in accordance with the terms of the Sale and Servicing Agreement.

          (b) If the Indenture Trustee's notice pursuant to Section 5(a) above states that the Servicer shall take either of the actions specified in clauses
(1) or (3) of subsection (a) above and the Servicer fails to take such actions within ten (10) calendar days of the date of such notice, then the Custodian shall notify the Indenture Trustee and the Servicer of such failure and shall release or retain the deficient Custodian's Receivable File in accordance with the written instructions of the Indenture Trustee in the form of Exhibit 4.

          (c) If the Indenture Trustee's notice pursuant to Section 5(a) above states that the Servicer shall take the actions specified in clause (4) of subsection (a) above, then the Custodian shall return the deficient Custodian's Receivable File to the Servicer upon receipt of instructions to release the Custodian's Receivable File from the Indenture Trustee in the form of Exhibit 4.

          (d) Within 10 (ten) calendar days after receipt by the Custodian of any additional documents pursuant to Section 5(a), the Custodian shall review such documents and deliver to the Indenture Trustee and the Servicer an exception report listing any Deficiencies with respect to such documents. If the notification shall indicate any remaining Deficiencies with respect to such additional documents, the provisions of this Section 5 shall again be followed. Within two (2) Business Days of the last Business Day of each calendar month, the Custodian shall deliver to the Indenture Trustee and the Servicer a revised exception report with respect to all of the Custodian's Receivable Files. If the revised exception report shall indicate any remaining Deficiencies in any of the Custodian's Receivable Files, the provisions of this Section 5 shall again be followed.

     6.   Obligations of the Custodian.  (a)  The Custodian shall segregate and
          ----------------------------
maintain continuous custody of all items constituting the Custodian's Receivable Files in secure, fire rated facilities in accordance with its customary standards for such custody. The Custodian makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in each Custodian's Receivable File or of any of the Receivables or (ii) the collectibility, insurability, effectiveness or suitability of any Receivable.

          (b) With respect to the documents constituting each Custodian's Receivable File that are delivered to the Custodian, the Custodian shall (i) act exclusively as the custodian for, and the bailee of, the Indenture Trustee on behalf of the Noteholders and the Insurer and the Owner Trustee on behalf of the Certificateholders, (ii) hold all documents constituting such Custodian's Receivable File received by it for the exclusive use and benefit of the Indenture Trustee, and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Indenture Trustee.

          (c) In the event that (i) the Indenture Trustee or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Custodian's Receivable File or a document included within a Custodian's Receivable File or (ii) a third party shall institute any court proceeding by which any Custodian's Receivable File or a document included within a Custodian's Receivable File shall be required to be delivered otherwise than in accordance with the

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provisions of this Agreement, the party or parties receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall continue to hold and maintain all the Custodian's Receivable Files that are the subject of such proceedings pending a final order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Custodian's Receivable File or a document included within such Custodian's Receivable File as directed by such determination or, if no such determination is made, in accordance with the provisions of this Agreement. Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Issuer.

     7.   Release of Custodian's Receivable File. From time to time and as
          --------------------------------------
appropriate for the foreclosure or servicing of any of the Receivables, the Custodian is hereby authorized, upon receipt of a written request of the Servicer acknowledged by the Indenture Trustee in substantially the form annexed as Exhibit 2 (a "Request for Release and Receipt of Documents"), to release to
                 --------------------------------------------
the Servicer by the close of business on the second Business Day following such request, the related Custodian's Receivable File or the documents from a Custodian's Receivable File set forth in such request and receipt. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Indenture Trustee in accordance with the Sale and Servicing Agreement. The Servicer shall return to the Custodian each and every document previously requested from the Custodian's Receivable File when the Servicer's need therefore in connection with such foreclosure or servicing no longer exists, unless the Receivable shall be liquidated, in which case, upon receipt of a certification to this effect from the Servicer to the Custodian acknowledged by the Indenture Trustee in substantially the form annexed as
Exhibit 2, the Servicer's prior receipt shall be returned by the Custodian to the Servicer. The Indenture Trustee agrees to acknowledge, within one Business Day of receipt, any Request for Release and Receipt of Documents properly completed and submitted by the Servicer, and not unreasonably to withhold any such acknowledgment.

     8.   Release Upon Redelivery or Payment.  Upon the redelivery of any
          ----------------------------------
Receivable pursuant to the Sale and Servicing Agreement or the payment in full of any Receivable, which shall be evidenced by the delivery to the Custodian of a Request for Release and Receipt of Documents in the form of Exhibit 2 executed by the Servicer and acknowledged by the Indenture Trustee, the Custodian shall promptly release the Custodian's Receivable File to the Servicer.

     9.   Fees and Expenses of the Custodian.  It is understood that the
          ----------------------------------
Custodian will charge the Servicer such fees for its services, and shall be entitled to reimbursement from the Issuer for expenses, under this Agreement as are set forth on the separate fee letter submitted to the Issuer by the Custodian.

     10.  Examination of Custodian's Receivable Files.  Upon reasonable prior
          -------------------------------------------
written notice to the Custodian (but no less than one Business Day), the Indenture Trustee and the Insurer and their respective authorized representatives, will be permitted during the Custodian's normal business hours to examine the Custodian's Receivable Files, documents, records and other papers in the possession, or under the control, of the Custodian relating to any or all of the Receivables.

     11.  Transfer of Custodian's Receivable Files Upon Termination.  If the
          ---------------------------------------------------------
Custodian is furnished with written notice and satisfactory evidence from the Indenture Trustee that (i) all unpaid principal and interest on the Notes and all amounts owing to the Insurer have been paid in full and (ii) from the Owner Trustee that the Trust has been terminated, the Custodian shall, upon written request of the Indenture Trustee release to such Persons as the Owner Trustee shall designate such Custodian's Receivable Files relating to such Receivables and the Custodian shall endorse the Receivable contracts only as, and if, the Owner Trustee shall request in writing.

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

     12.  Insurance of the Custodian.  The Custodian shall, at its own expense,
          --------------------------
maintain at all times during the term of this Agreement and keep in full force and effect (a) fidelity insurance, (b) theft of documents insurance, and (c) forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by banks that act as custodian in similar transactions.

     13.  Periodic Statements. The Custodian by electronic transfer shall
          -------------------
provide monthly to the Indenture Trustee a list of all the Receivables for which the Custodian holds a Custodian's Receivable File pursuant to this Agreement. Such list shall include the loan number and name of the related Obligor and may be in the form of a copy of the Schedule of Receivables with manual deletions to specifically denote any Receivables redelivered since the date of this Agreement.

     14.  Copies of Documents.  Within ten days after the written request and at
          -------------------
the expense of the Servicer, the Custodian shall provide the Indenture Trustee with copies of the documents in the Custodian's Receivable Files.

     15.  Resignation by and Removal of the Custodian: Successor Custodian. (a)
          ----------------------------------------------------------------
The Custodian may at any time resign and terminate its obligations under this Agreement upon at least thirty (30) days prior written notice to the Servicer, Insurer and Indenture Trustee. Promptly after receipt of notice of the Custodian's resignation, the Controlling Party shall appoint, by written instrument, a successor custodian. If the Controlling Party fails to appoint a successor within 30 days, the Servicer shall appoint a successor custodian. If both the Servicer and the Controlling Party fail to appoint a successor custodian pursuant to the terms hereof, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian. One original counterpart of such instrument of appointment shall be delivered to the Servicer, Insurer and Indenture Trustee and the successor custodian.

          (b) The Controlling Party, with or without cause, upon at least thirty (30) days' written notice to the Custodian, may remove and discharge the Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Agreement. A copy of such notice shall be delivered to each of (i) the Servicer, (ii) if the Insurer is the Controlling Party, the Indenture Trustee and the Owner Trustee or (iii) if the Indenture Trustee is the Controlling Party, the Owner Trustee. Promptly after the giving of notice of removal of the Custodian, the Controlling Party shall appoint, by written instrument, a successor custodian reasonably acceptable to the Servicer. One original counterpart of such instrument of appointment shall be delivered to each of the Servicer, and to each of the Custodian and the successor custodian.

          (c) No resignation or removal of the Custodian and no appointment of a successor custodian under this Section 15 shall become effective until the acceptance of a successor custodian hereunder.

          (d) In the event of any such resignation or removal, the Custodian shall promptly transfer to the successor custodian, as directed in writing by the Controlling Party, all of the Custodian's Receivable Files being administered pursuant to this Agreement.

     16.  Indemnity.  The Servicer agrees to indemnify and hold harmless the
          ---------
Custodian against any and all claims, losses, liabilities, damages or expenses (including, but not limited to, attorneys' fees, court costs and costs of investigation) (Collectively, "Losses") of any kind or nature whatsoever arising out of or in connection with this Agreement that may be imposed upon, incurred by or asserted against the Custodian; provided, however, that this Section shall not relieve the Custodian from liability for its willful misfeasance, bad faith or gross negligence.

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     17.  Limitation of Liability.  (a)  In the absence of bad faith, gross
          -----------------------
negligence or willful misconduct on the part of the Custodian, the Custodian shall not be liable to the Issuer, Servicer, Seller, Insurer, Indenture Trustee, Owner Trustee, Noteholders and Certificateholders or any other Person with respect to any action taken or not taken by it in good faith in the performance of its obligations under this Agreement. The obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian shall be implied with respect to this Agreement or the Custodian's services hereunder.

          (b) In the Custodian's review of documents pursuant to Section 4 of this Agreement, the Custodian shall be under no duty or obligation to inspect, review or examine the Custodian's Receivable Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

          (c) The Custodian may rely, and shall be protected in acting or refraining to act, upon and need not verify the accuracy of, any (i) oral instructions from any Person the Custodian believes to be authorized to give such instructions, who shall only be, with respect to the Servicer, Owner Trustee, Indenture Trustee and Insurer, a Person whom the Custodian believes in good faith to be Authorized Representatives, and (ii) any written instruction, notice, order, request, direction, certificate, opinion or other instrument or document believed by the Custodian to be genuine and to have been signed and presented by the proper party or parties, which, with respect to the Controlling Party, Servicer and Indenture Trustee, shall mean signature and presentation by Authorized Representatives whether such presentation is by personal delivery, express delivery or facsimile.

          (d) The Custodian may consult with counsel selected by it with reasonable care and with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian in reasonable reliance, in good faith, and in accordance therewith.

          (e) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

          (f) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon, or security interest in, any Receivables or Custodian's Receivable Files.

          (g) In no event will the Custodian be liable for special, consequential or punitive damages.

     18.  Term of Agreement.  This Agreement shall be terminated upon (a) the
          -----------------
final payment or other liquidation (or advance with respect thereto) of the last Receivable in the Custodian's Receivable Files, (b) the disposition of all property acquired upon foreclosure of any Receivable in the Custodian's Receivable Files, and (c) the termination of the Indenture.

     If any of the circumstances described in clause (a), (b) or clause (c) of this Section 18 shall occur, promptly after written notice from the Servicer to such effect, all documents remaining in the Custodian's Receivable Files shall be delivered to, or at the direction of, the Servicer.

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     19.  Authorized Representatives. The names of the officers of the Servicer,
          --------------------------
Seller, Indenture Trustee, Owner Trustee and the Insurer who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of such parties ("Authorized Representative") are set forth on Exhibit 3, along with the
  -------------------------
specimen signature of each such officer. From time to time, the Owner Trustee, Indenture Trustee, Insurer, Seller and Servicer may, by delivering to the Custodian a revised exhibit, change the information previously given, but the Custodian shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit.

     20.  Notices.  All demands, notices and communications relating to this
          -------
Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          If to the Seller or Servicer:

          PeopleFirst Finance, LLC
          401 West A Street, Suite 1000
          San Diego, California  92101
          Attention:  W. Randolph Ellspermann
          Phone Number: (619) 544-0815
          Fax Number: (619) 232-4565

          If to the Custodian:
          The Bank of New York
          700 South Flower Street
          Second Floor
          Los Angeles, California 90017
          Attention:  Sue Haynie-Horn
          Phone Number:  (213) 630-6440
          Fax Number: (213)

          If to the Insurer:

          Financial Security Assurance Inc.
          350 Park Avenue
          New York, NY  10022
          Attention: Transaction Oversight Department
                 Re: PeopleFirst
          Phone Number: (212) 826-0100
          Fax Number: (212) 339-3518; (212) 339-3529

          If to the Indenture Trustee:

          Norwest National Bank, National Association
          Sixth Street & Marquette Avenue

          Minneapolis, Minnesota 55479, MAC N9311-161
          Attention: Corporate Trust Services - Asset Backed Administration Phone Number: (612) 667-8058
          Fax Number: (612) 667-3464

          If to the Owner Trustee:

          Wilmington Trust Company
          1100 North Market Street
          Wilmington, DE  19890
          Attention: Corporation Trust Administration
          Phone Number: (302) 472-4700
          Fax Number: (302) 651-1576

     21.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of New York without regard to conflict of laws applied in the State of New York.

     22.  Assignment.  No party to this Agreement may assign its rights or
          ----------
delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

     23.  Counterparts.  For the purpose of facilitating the execution of this
          ------------
Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and together shall constitute and be one and the same instrument.

     24.  Headings.  The Section headings are not part of this Agreement and
          --------
shall not be used in its interpretation.

     25.  Use of Words.  The definitions set forth in this Agreement include
          ------------
both the singular and plural.

     26.  Transmission of Custodian's Receivable Files.  Written instructions as
          --------------------------------------------
to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with transmission of the Custodian's Receivable Files and loan documents in the performance of the Custodian's duties hereunder shall be delivered by the Servicer to the Custodian prior to any shipment of any Custodian's Receivable Files and loan documents hereunder. The Servicer will arrange for the provision of such services at its sole cost and expense (or, at the Custodian's option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Custodian's Receivable Files and loan documents as the Servicer seems appropriate. Without limiting the generality of the provisions of Section 17 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any Person, including, without limitation, the Servicer or the Issuer or Insurer, arising out of actions of the Custodian consistent with instructions of the Servicer, Issuer or Insurer.

     27.  Limitation of Liability.
          -----------------------

     It is expressly understood and agreed by the parties hereto that (a) this Custodial Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the PeopleFirst.com Vehicle Receivables Owner Trust 2000-1, in the exercises of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Custodial Agreement or any other related documents.

     28.  Nonpetition.  Notwithstanding any prior termination of this Agreement,
          -----------
the Custodian shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Transferor or the Issuer, acquiesce, petition or otherwise invoke or cause any of the Transferor or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any of the Transferor or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor or the Issuer.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   PEOPLEFIRST FINANCE, LLC,
                                     as Servicer

                                   By: /s/ Justin Tisler
                                       _____________________________________
                                       Name: Justin Tisler
                                       Title: Attorney-in-Fact

                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION, as Indenture
                                      Trustee



                                   By: /s/ S. Dignan
                                       _____________________________________
                                       Name: S. Dignan
                                       Title: Corporate Trust Officer

                                   THE BANK OF NEW YORK, as Custodian


                                   By: /s/ Mauro Palladino
                                       _____________________________________
                                       Name: Mauro Palladino
                                       Title: Vice President


                                   PEOPLEFIRST.COM VEHICLE
                                   RECEIVABLES OWNER TRUST 2000-1, by
                                   WILMINGTON TRUST COMPANY, not in its
                                   individual capacity, but solely as Owner
                                   Trustee



                                   By: /s/ Kathleen A. Pedelini
                                       ______________________________________
                                       Name: Kathleen A. Pedelini
                                       Title: Administrative Account Manager

                                   PF FUNDING II, LLC,
                                   as Transferor


                                    by: /s/ Justin Tisler
                                        _____________________________________
                                        Name: Justin Tisler
                                        Title: Assistant Treasurer

                                                                       EXHIBIT 1
                                                                       ---------

                                 CERTIFICATION
                                 -------------

[Indenture Trustee]


          Re: Custodial Agreement (the "Custodial Agreement") dated as of June 1, 2000, among PF Funding II, LLC, as Transferor, PeopleFirst Finance, LLC, as Servicer, PeopleFirst.com Vehicle Receivables Owner Trust 2000-1 and Norwest Bank Minnesota, National Association ("Indenture Trustee") and The Bank of
                                      ------------------------------------
               New York, as ("Custodian")
               --------------------------

Ladies and Gentlemen:

     In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Receivable listed on the Schedule of Receivables (other than any Receivable paid in full or any Receivable listed on the exception report attached hereto) it has reviewed the Custodian's Receivable Files and has determined that (i) all documents required to be delivered to it pursuant to
Section 3 of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Receivable identified on the Schedule of Receivables; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i) (ii) (v) and (vi) of the definition of Schedule of Receivables respecting such Receivable accurately reflects the information on the Schedule of Receivables; and (iv) based on its examination, the Contract is an executed original counterpart. The Custodian makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodian's Receivable File or of any of the Receivables or (ii) the collectability, insurability, effectiveness or suitability of any such Receivable.

     Capitalized words used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                              The Bank of New York, as Custodian


                              By: __________________________________________
                                  Name: ____________________________________
                                  Title: ___________________________________

                                EXCEPTION REPORT
                                ----------------

                                                                       EXHIBIT 2
                                                                       ---------

                 REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS
                 --------------------------------------------

The Bank of New York
700 South Flower Street
Second Floor
Los Angeles, California 90017
Attention: Sue Haynie-Horn

          Re: Custodial Agreement (the "Custodial Agreement") dated as of June 1, 2000, among PF Funding II, LLC, as Transferor, PeopleFirst Finance, LLC, as Servicer, PeopleFirst.com Vehicle Receivables Owner Trust 2000-1 and Norwest Bank Minnesota, National Association ("Indenture Trustee") and The Bank of
                                      ------------------------------------
               New York, as ("Custodian")
               ------------------------


     In connection with the administration of the Receivables held by you as the Custodian, we request the release of the (Custodian's Receivable File/specify documents) for the Receivable described below, for the reason indicated.

Obligor's Name, Address & Zip Code:
----------------------------------

Receivable Number:
-----------------

Reason for Requesting Documents (check one)
-------------------------------

[_]    1.  Receivable Paid in Full

[_]    2.  Receivable Redelivered Pursuant to Section 8 of the Custodial
           Agreement

[_]    3.  Receivable Liquidated by ________________________

[_]    4.  Receivable in Foreclosure

[_]    5.  Other (explain)

     If item 1, 2 or 3 above is checked, and if all or part of the Custodian's Receivable File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Receivable.

     If Item 4 or 6 above is checked, upon our return of all of the above document to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                              PEOPLEFIRST FINANCE, LLC, as Servicer


                              By: ______________________________________
                                  Name: ________________________________
                                  Title: _______________________________
                                  Date: ________________________________

ACKNOWLEDGED:

NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION, as Indenture Trustee


By: ______________________________________
    Name: ________________________________
    Title: _______________________________
    Date: ________________________________

DOCUMENTS RETURNED TO THE CUSTODIAN

THE BANK OF NEW YORK, as Custodian


By: ______________________________________
    Name: ________________________________
    Title: _______________________________
    Date: ________________________________

                                                                       EXHIBIT 3
                                                                       ---------

                          AUTHORIZED REPRESENTATIVES
                          --------------------------

     a)   of PeopleFirst Finance, LLC

Name                                                    Specimen Signature
--------------------------------------------------------------------------

1.

2.

3.

4.

5.

     b)  of Wilmington Trust Company



     c)  of Norwest Bank Minnesota, National Association


Name                                              Specimen Signature
----                                              ------------------

1.

2.

3.

4.

     d)  of The Bank of New York



Name                                              Specimen Signature
----                                              ------------------

1.

2.

3.

4.



     e)  of Financial Security Assurance Inc.



Name                                              Specimen Signature
--------------------------------------------------------------------

1.

2.

3.

4.

                                                                       EXHIBIT 4
                                                                       ---------

                      NOTIFICATION IN EVENT OF DEFICIENCY
                        IN CUSTODIAN'S RECEIVABLE FILES
                      -----------------------------------


TO:  The Bank of New York
     700 South Flower Street
     Second Floor
     Los Angeles, California 90017
     Attention: Sue Haynie-Horn

          Re: Custodial Agreement (the "Custodial Agreement") dated as of June 1, 2000, among PF Funding II LLC, as Transferor, PeopleFirst Finance, LLC, as Servicer, PeopleFirst.com Vehicle Receivables Owner Trust 2000-1 and Norwest Bank Minnesota, National Association and The Bank of New York, as Custodian
                                    --------------------------------------


     The undersigned, in accordance with Section 5 of the Custodial Agreement, hereby notifies the Custodian that:

     The Servicer shall deliver the following documents to the Custodian within ten (10) calendar days from the date hereof.

                              (list of documents)

 .    The Indenture Trustee has waived the Deficiencies noted in the
     Certification.

 .    The Servicer shall cure the Deficiencies within ten (10) calendar days from the date hereof.

 .    The Servicer shall repurchase the deficient Receivable.

 .    The Custodian shall release the deficient Custodian's Receivable File to the Servicer.

 .    The Custodian shall retain the deficient Custodian's Receivable File.

     Capitalized words used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.


                         NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION


                         By: ________________________________
                             Name: __________________________
                             Title: _________________________
                             Date: __________________________

                                                                       EXHIBIT 5
                                                                       ---------


                            SCHEDULE OF RECEIVABLES
                            -----------------------